                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               MANOR CARE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               MANOR CARE, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                    [LOGO OF MANOR CARE, INC. APPEARS HERE]


                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 30, 1996

                               MANOR CARE, INC.

                             11555 DARNESTOWN ROAD
                         GAITHERSBURG, MARYLAND 20878
                                 301-979-4000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 30, 1996

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Manor Care, Inc. (the "Company"), will be held in the Auditorium of Manor Care's corporate headquarters, 11555 Darnestown Road, Gaithersburg, Maryland, on September 30, 1996, at 9:00 a.m., to consider and vote upon the following matters:

 1. To elect a Board of Directors consisting of seven persons to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.
 2. To approve a proposal to adopt the Manor Care, Inc. 1996 Non-Employee Di-rector Stock Compensation Plan.
 3. To transact such other business as may properly come before such meeting or any adjournment thereof.

 The close of business on August 1, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
 Your management sincerely desires the presence in person of every stockholder able to attend the meeting; however, in order to be assured of the representa-tion of the greatest number of stockholders either in person or by proxy, it is requested that you date and sign the accompanying proxy and return it as promptly as possible in the enclosed self-addressed envelope. No postage is required if mailed in the United States.
 If you attend the meeting in person, you may revoke your proxy at such meet-ing and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be com-pleted and returned.

                     By Order of the Board of Directors:

                     /s/ James H. Rempe

                     James H. Rempe Secretary

Silver Spring, Maryland August 28, 1996

                               MANOR CARE, INC.

                             11555 DARNESTOWN ROAD
                         GAITHERSBURG, MARYLAND 20878
                                 301-979-4000

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 30, 1996

                                 INTRODUCTION

 The enclosed proxy is solicited by and on behalf of the Board of Directors of Manor Care, Inc. (the "Company"), a Delaware corporation, to be used at the 1996 Annual Meeting of Stockholders to be held on Monday, September 30, 1996, at 9:00 a.m., in the Auditorium of Manor Care's corporate headquarters, 11555 Darnestown Road, Gaithersburg, Maryland, and at any and all adjournments thereof. All shares represented by proxies will be voted at the meeting in ac-cordance with the specifications marked thereon, or if no specifications are made, proxies will be voted FOR all matters set forth in the attached Notice of Meeting and in the discretion of the proxy holder as to any other business which comes before the meeting. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary, by submitting a later dated proxy or by attending the meeting and voting in person. The Proxy Statement is first being mailed to stockholders on or about August 28, 1996.
 The Company's Annual Report (including certified financial statements) for the fiscal year ended May 31, 1996, is accompanying this Proxy Statement. The Annual Report is not a part of the proxy soliciting material.
 Except where the context requires otherwise, the term "Company" includes Manor Care, Inc. and its subsidiaries.

                         VOTING AT THE ANNUAL MEETING

 The Board of Directors has fixed August 1, 1996 (the "Record Date") as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 62,867,418 shares of Common Stock, par value $.10 per share (the "Common Stock"). Each such share of Common Stock is entitled to one vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum.
 A plurality of the shares of Common Stock present and voting at the Annual Meeting, in person or by proxy, will be necessary for the election of direc-tors. The affirmative vote of a majority of the Company's outstanding shares of Common Stock present and voting at the Annual Meeting, in person or by proxy, will be necessary for the approval of the proposal to adopt the Manor Care, Inc. 1996 Non-Employee Director Stock Compensation Plan ("Non-Employee Director Stock Compensation Plan"), and for the taking of all other action at the Annual Meeting.
 A stockholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the num-ber of stockholders present at the meeting for the purpose of determining the presence of a quorum. However, an abstention with respect to any matter will not be counted either in favor of or against such matter.
 Brokers who hold shares for the account of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors but not as to the Company's proposal relating to the approval of the proposal to adopt the Non-Employee Director Stock Compensation Plan. Shares held by a broker who does not receive instructions on these matters will not be voted. Proxies which are voted by brokers on some but not all of the proposals are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as being in favor of or against the particular proposal under consideration.
 If any nominee for election to the Board of Directors named in this Proxy Statement shall become unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors, or the Board of Directors may elect not to fill the vacancy and reduce the number of directors.

                            SOLICITATION OF PROXIES

 The cost of the proxy solicitations will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such respective brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Ex-change Act") requires the Company's reporting officers and directors, and per-sons who own more than ten percent of the Company's Common Stock, to file re-ports of ownership and changes in ownership on Forms 3, 4 and 5 with the Secu-rities and Exchange Commission (the "Commission"), the New York Stock Exchange and the Company. Based solely on the Company's review of the forms filed with the Commission and written representations from reporting persons that they were not required to file Form 5 for certain specified years, the Company be-lieves that all of its reporting officers, directors and greater than ten per-cent beneficial owners complied with all filing requirements applicable to them during the fiscal year ended May 31, 1996.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

 The following table sets forth as of the Record Date the amount of the Company's Common Stock beneficially owned by (1) each director and nominee,
(2) the chief executive officer and the four other most highly compensated ex-ecutive officers, (3) all officers and directors as a group, and (4) all per-sons who own beneficially more than 5% of the Company's Common Stock. Unless otherwise specified, the address for each of them is:

                                                     PERCENT
        NAME OF BENEFICIAL OWNER      TOTAL        OF CLASS(1)
        ------------------------    ----------     -----------
        Stewart Bainum              12,591,070(2)     20.02%
        Stewart Bainum, Jr.         12,255,602(3)     19.29%
        Regina E. Herzlinger             3,500(4)         *
        William H. Longfield             4,166(5)         *
        Frederic V. Malek                2,666(6)         *
        Jerry E. Robertson, Ph. D.      15,980(7)         *
        Kennett L. Simmons (8)               0
        Donald C. Tomasso               71,218(9)         *
        Robert C. Hazard, Jr.           32,384(10)        *
        Gerald W. Petitt                77,964(11)        *
        Donald J. Landry                37,278(12)        *
        All Directors and Officers
         as a Group (18 persons)    25,501,468(13)    39.87%
        Ronald Baron                 4,345,184(14)      6.9%

- ---------------

*Less than 1% of class.

(1) Percentages are based on 62,867,418 shares outstanding on the Record Date plus shares which would be issued assuming that the person exercises all options which are exercisable within 60 days thereafter.
(2) Includes 4,036,278 shares held directly or indirectly by the Stewart
    Bainum Declaration of Trust, the sole trustee of which is Mr. Bainum; his joint interest in 1,069,032 shares owned by Bainum Associates Limited Partnership ("Bainum Associates"), and 1,397,581 shares owned by MC Investments Limited Partnership ("MC Investments"), each of which is a limited partnership in which Mr. Bainum has joint ownership with his wife as a limited partner and as such has the right to acquire at any time a number of shares equal in value to the liquidation preference of their limited partnership interest; 3,567,869 shares held direct by Realty Investment Company, Inc. ("Realty Investment") and its subsidiaries, a real estate investment and management company controlled by Mr. Bainum and his wife; and 40,305 shares held by the Commonweal Foundation of which Mr. Bainum is Chairman of the Board of Directors and has shared voting authority. Also includes 1,679,628 shares owned by Mid Pines Associates Limited Partnership ("Mid Pines") in which Mr. Bainum has shared voting authority. Also includes 798,711 shares held by the Jane L. Bainum Declaration of Trust, the sole trustee of which is Mr. Bainum's wife. Also includes 1,666 shares which Mr. Bainum has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date. Does not include shares owned beneficially by Stewart Bainum, Jr., Mr. Bainum's son, whose interests are stated in the above table, except shares owned by Bainum Associates, MC Investments and Mid Pines in which Mr. Bainum has a beneficial interest. Also does not include 195,513 shares held by his other three adult children.
(3) Includes 91,752 shares owned directly by Mr. Bainum, Jr. Also includes 5,417,761 shares owned by Bainum Associates and 4,415,250 shares owned by MC Investments, in both of which Mr. Bainum, Jr. is managing general partner with the sole right to dispose of the shares. Authority to vote such shares is held by the voting general partner, Mr. B. Houston McCeney. Also includes 1,679,628 shares owned by Mid Pines, in which Mr. Bainum, Jr. is managing general partner and has shared voting authority, and 1,500 shares owned by the Foundation for Maryland's Future, in which Mr. Bainum, Jr. is the sole director. Mr. Bainum, Jr. has a direct or indirect pecuniary interest in 1,168,068 shares, 810,546 shares and 348,777 shares owned respectively by Bainum Associates, MC Investments and Mid Pines. Also includes 647,500 shares which Mr. Bainum, Jr. has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date, and 1,504 shares and 707 shares, respectively, which Mr. Bainum, Jr. has the right to receive upon termination of his employment with the Company pursuant to the terms of the Manor Care, Inc. Retirement Savings and Investment Plan (the "401(k) Plan") and the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan (the "Nonqualified Savings Plan"). Does not include shares owned by Realty Investment Co. Inc. and its subsidiaries, a real estate investment and management company in which Mr. Bainum, Jr. owns, directly or indirectly, 25.0% of the outstanding common stock which represents a pecuniary interest in 843,868 shares owned by Realty.
(4) Includes 1,666 shares which Professor Herzlinger has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date. Also includes 200 shares held by spouse as custodian for a minor. Beneficial ownership of such shares is disclaimed.
(5) Includes 1,666 shares which Mr. Longfield has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date.
(6) Includes 1,666 shares which Mr. Malek has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date.
(7) Includes 1,666 shares which Mr. Robertson has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date.
(8) Kennett L. Simmons was appointed by the Board of Directors in March, 1996 to fill the vacancy of Jack R. Anderson, who retired in March, 1996.
(9) Includes 40 shares held as custodian for children of Mr. Tomasso. Beneficial ownership of such shares is disclaimed. Also includes 64,500 shares which Mr. Tomasso has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date, and 82 shares and 96 shares, respectively, which Mr. Tomasso has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and the Nonqualified Savings Plan.
(10) Includes 113 shares and 415 shares, respectively, which Mr. Hazard has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and the Nonqualified Savings Plan.
(11) Includes 8,661 shares held in trust for minor children for which Mr. Petitt is trustee. Beneficial ownership of such shares is disclaimed.
(12) Includes 37,000 shares which Mr. Landry has the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date, and 108 shares and 170 shares, respectively, which Mr. Landry has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and the Nonqualified Savings Plan.
(13) Includes a total of 1,090,271 shares which the officers and directors included in the group have the right to acquire pursuant to stock options which are presently exercisable or which become exercisable within 60 days after the Record Date, and a total of 3,728 shares and 1,616 shares, respectively, which such directors and officers have the right to receive upon termination of their employment with the Company pursuant to the terms of the 401(k) Plan and the Nonqualified Savings Plan.
(14) As of June 18, 1996, based on a Schedule 13-D, as amended, filed by Mr. Baron with the Securities and Exchange Commission. Mr. Baron's address is 450 Park Avenue, Suite 2800, New York, New York 10022.

                      NOMINATION AND ELECTION OF DIRECTORS

 The entire Board of Directors, which consists of seven (7) members, will be elected to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.
 Stewart Bainum, Jr. is Stewart Bainum's son. Aside from the foregoing, no nom-inee has any family relationship with any other director or executive officer of the Company.
 The following table sets forth information with respect to each nominee for election as a Director of the Company. All of the nominees, except Kennett L. Simmons, have previously been elected by the stockholders of the Company.

                            SERVED AS                  POSITIONS WITH THE COMPANY; BUSINESS
      NAME AND AGE        DIRECTOR SINCE                 EXPERIENCE: OTHER DIRECTORSHIPS
      ------------        -------------- ---------------------------------------------------------------
Stewart Bainum, Jr. (50)       1976      Chairman of the Board and Chief Executive Officer since March
                                         1987; also President since June 1989; Vice Chairman from June
                                         1982 to March 1987. Director: Vitalink Pharmacy Services, Inc.
Stewart Bainum (77)            1968      Vice Chairman of the Board since March 1987; Chairman of the
                                         Board from 1968 to March 1987; President from December 1980 through October 1981, and May 1982 through July 1985; Chairman of the Board of Realty Investment Company, Inc. (private real estate investment company) since 1965.
Regina E. Herzlinger           1992      Nancy R. McPherson Professor of Business Administration, Har-
 (52)                                    vard Business School, since 1971. Director: C. R. Bard, Inc.
                                         (medical devices), Deere & Company, Cardinal Health Care, Inc.
                                         and Schering-Plough Corporation.
William H. Longfield           1989      Chairman and Chief Executive Officer of C. R. Bard, Inc. (medi-
 (58)                                    cal devises) since September 1995; President and Chief Execu-
                                         tive Officer from June 1994 to September 1995; President and
                                         Chief Operating Officer of C. R. Bard, Inc. from September 1991 to June 1994; Executive Vice President and Chief Operating Of-
                                         ficer of C. R. Bard, Inc. from February 1989 to September 1991.
                                         Director: C. R. Bard, Inc., Horizon Mental Health Management,
                                         Inc., United Dental Care, Inc., The West Company and Atlantic
                                         Health Systems.
Frederic V. Malek (59)         1990      Chairman, Thayer Capital Partners since March 1993; Co-chairman of CB Commercial Real Estate Group, Inc. since April 1989; Cam-
                                         paign Manager, Bush-Quayle '92 Campaign from January 1992 to
                                         December 1992; Vice Chairman of NWA, Inc. (airlines) from July
                                         1990 to December 1991. Director: American Management Systems,
                                         Inc., Avis, Inc., Automatic Data Processing Corp., FPL Group,
                                         Inc., ICF Kaiser International, Inc., Intrav, Inc., National
                                         Education Corporation, Northwest Airlines and various Paine
                                         Webber mutual funds.
Jerry E. Robertson,            1989      Retired; Executive Vice President of 3M Life Sciences Sector
 Ph.D. (63)                              and Corporate Services from November 1984 to March 1994.
                                         Director: Allianz Life Insurance Company of North America,
                                         Cardinal Health, Inc., Coherent, Inc., Haemonetics Corporation,
                                         Life Technologies, Inc., Medwave, Inc., Project Hope and Steris
                                         Corporation.
Kennett L. Simmons (54)        1996      Chairman and Chief Executive Officer of the Metra Health
                                         Companies from June 1994 to October 1995; Senior Advisor to E.
                                         M. Warburg, Pincus & Co. from 1991 to 1994; Chairman and Chief
                                         Executive Officer of United Healthcare Corporation from October
                                         1987 to February 1991. Director: United Healthcare Corporation.

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

 The Board of Directors held four meetings during the fiscal year ended May 31, 1996. During such fiscal year, each incumbent attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and
(2) the total number of meetings of all Committees on which such director served. The standing committees of the Board include the Audit Committee, the Finance Committee, the Compensation/Key Executive Stock Option Plan Committee, the Compensation/Key Executive Stock Option Plan Committee No. 2, and the Nom-inating Committee, the current members of which are as follows:


     Compensation/Key Executive
     Stock Option Plan Committee             Finance Committee
     ---------------------------             -----------------

     Jerry E. Robertson, Chairman            Stewart Bainum, Chairman
     Stewart Bainum                          Stewart Bainum, Jr.
     William H. Longfield                    Frederic V. Malek
     Frederic V. Malek                       Jerry E. Robertson

     Compensation/Key Executive Stock        Audit Committee
     Option Plan Committee No. 2             ---------------
     --------------------------------
                                             Regina E. Herzlinger, Chairwoman
     Jerry E. Robertson, Chairman            Kennett L. Simmons
     William H. Longfield
     Frederic V. Malek

     Nominating Committee
     --------------------

     Frederic V. Malek, Chairman
     Regina E. Herzlinger

 The Compensation/Key Executive Stock Option Plan Committee held three meet-ings during the 1996 fiscal year. Except with respect to the CEO and the four most highly compensated officers in a particular fiscal year, the Committee administers the Company's stock option plans and grants stock options thereun-der, reviews compensation of officers and key management employees, recommends development programs for employees such as training, bonus and incentive plans, pensions and retirement, and reviews other employee fringe benefit pro-grams.
 The Compensation/Key Executive Stock Option Plan Committee No. 2, which held no meetings in fiscal year 1996, was formed in fiscal year 1996 to comply with certain provisions of the Omnibus Budget Reconciliation Act of 1993 and Rule 16b-3 under the Exchange Act. The Committee administers the Company's stock option plans, grants stock options thereunder and reviews the compensation of the CEO and the four most highly compensated officers (and others potentially in that classification) for each fiscal year.
 The Finance Committee, which held three meetings during the 1996 fiscal year, reviews the financial affairs of the Company and recommends financial objec-tives, goals and programs to the Board of Directors and to management.
 The Audit Committee, which held one meeting during the 1996 fiscal year, re-views the scope and results of the annual audit, reviews and approves the services and related fees of the Company's independent public accountants, re-views the Company's internal accounting controls and reviews the Company's In-ternal Audit Department and its activities.
 The Nominating Committee, which held one meeting during the 1996 fiscal year, recommends to the Board of Directors the members to serve on the Board of Di-rectors during the ensuing year. The Committee does not consider nominees rec-ommended by stockholders.
 Directors who are full-time employees of the Company receive no separate re-muneration for their services as directors. Prior to fiscal year 1997, the re-muneration of all non-employee directors was $12,650 per annum and $2,185 per diem for Board meetings attended and $1,610 per diem for Committee meetings attended, except where the Committee meeting is on the same day as a Board meeting. In addition, directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings.

 If the proposed Non-Employee Director Stock Compensation Plan is approved by the stockholders at the Annual Meeting, eligible non-employee directors will receive, in lieu of cash, restricted stock, the fair market value of which will be equal to $30,000, which will represent the Board retainer and meeting fees. Committee meeting fees will continue to be paid in cash. The purpose of the Non-Employee Director Stock Compensation Plan is to encourage stock owner-ship by directors and to further align the interests of directors and stock-holders.
 Simultaneous with the Board of Directors' approval of the Non-Employee Direc-tor Stock Compensation Plan, the Board of Directors terminated the Directors Retirement Plan adopted in September 1990, except with respect to former di-rector, Jack R. Anderson. The Director's Retirement Plan provided that a non-employee director who retires after serving as director for at least ten years is entitled to an annual benefit for the remainder of his or her lifetime or five years, whichever is less, which equals 75% of the annual retainer payable to directors on the date of retirement plus 5% for each year served as a non-employee director in excess of ten years, but not to exceed 100% of the annual retainer payable to the director on the date of retirement. Unpaid benefits would be forfeited if such director becomes an owner, director, officer, em-ployee or consultant either of a nursing home facility located within 25 miles of a Company nursing home facility or of a lodging facility located within 10 miles of a Company-owned or franchised lodging facility, provided that such other facility is, in the opinion of the Board, in competition with the busi-ness of the Company.
 In June 1992, Stewart Bainum, a director, retired from full-time employment with the Company. Mr. Bainum is subject to a non-competition covenant similar to that described in the preceding paragraph. During the 1996 fiscal year, Mr. Bainum received consulting fees totalling $30,750 in addition to Directors' fees as indicated above.
 Pursuant to the Manor Care, Inc. Non-Employee Director Stock Option and De-ferred Compensation Stock Purchase Plan, approved by the stockholders on Sep-tember 9, 1994 ("1994 Plan"), eligible non-employee directors may elect, prior to May 31 of each year, to defer a minimum of 25% of Board and committee fees earned during the ensuing fiscal year. The fees which are so deferred will be used to purchase Common Stock on the open market within 15 days after December 1, February 28 and May 31 of such fiscal year. Pending such purchases, the funds are credited to an Interest Deferred Account, which will be interest bearing. Stock which is so purchased is deposited in a Stock Deferred Account pending distribution in accordance with the Plan. Three of the incumbent Di-rectors (Professor Herzlinger and Messrs. Robertson and Longfield) have elected to participate in the 1994 Plan for the 1997 fiscal year. Mr. Longfield has elected to participate only to the extent of his Board retainer fee, which, if the Non-Employee Director Stock Compensation Plan is approved by the Stockholders, would only be effective as to that portion of the Board retainer fee paid prior to the Annual Meeting. After the Annual meeting, the Board retainer fee would not be paid in cash. The amount of compensation that will accrue to such participating directors is not currently determinable. If the proposed Non-Employee Director Stock Compensation Plan is approved by stockholders at the Annual Meeting, only committee fees may be deferred under the 1994 Plan.
 In addition, pursuant to the 1994 Plan, eligible non-employee directors will be granted options to purchase 5,000 shares of Common Stock on their date of initial election and will be granted options to purchase 1,000 shares on the date of election in subsequent calendar years. Pursuant to the 1994 Plan, on September 28, 1995, Messrs. Bainum, Longfield, Malek, and Robertson and Pro-fessor Herzlinger were granted options to purchase 1,000 shares at $33.94. Al-so, pursuant to the Plan, Mr. Simmons was granted, on March 4, 1996, options to purchase 5,000 shares at $38.69. The amount of compensation that will ac-crue to such directors is not currently determinable.

                      COMPENSATION OF EXECUTIVE OFFICERS

 The following table sets forth certain information concerning the annual and long term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1996, 1995 and 1994, of the chief executive officer and the four other most highly compensated executive officers in the Company's employ at May 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                 ANNUAL COMPENSATION                 COMPENSATION
                             ------------------------------- ----------------------------
                                                             STOCK OPTION    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY      BONUS   OTHER  SHARES(#)   COMPENSATION(1)
- ---------------------------  ---- --------    -------- ----- ------------ ---------------
Stewart Bainum, Jr.          1996 $625,102    $337,555   (3)    60,000        $33,543
Chairman, President and      1995  572,308     343,385   (3)      -             9,000
Chief Executive Officer      1994  457,867(2)  274,720   (3)    40,000         14,150
Donald C. Tomasso            1996  400,005     145,602   (3)    50,000          5,750
President,                   1995  345,737     190,155   (3)      -             2,250
Manor Healthcare Corp.       1994  316,187     173,903   (3)    35,000          3,538
Robert C. Hazard, Jr.
 (4)                         1996  403,489     201,745   (3)      -            20,932
Co-Chairman,                 1995  373,709     186,855   (3)      -             9,000
Choice Hotels
 International, Inc.         1994  346,124     173,062   (3)      -            14,150
Gerald W. Petitt (4)         1996  330,129     165,065   (3)      -            18,770
Co-Chairman,                 1995  323,553     161,776   (3)      -             9,000
Choice Hotels
 International, Inc.         1994  283,193     141,596   (3)      -            14,150
Donald J. Landry (5)         1996  366,702     201,686   (3)      -             5,250
President,                   1995  311,635     171,399   (3)    40,000          2,250
Choice Hotels
 International, Inc.         1994  275,712     144,059   (3)    25,000          3,537

- ----------------
(1) Represents amounts contributed by the Company for fiscal 1996, 1995 and 1994 for the five individuals named in the above Summary Compensation Table (the "Named Officers") under the 401(k) Plan and the Nonqualified Savings Plan, which provide retirement and other benefits to eligible employees, including the Named Officers. Amounts contributed in cash or stock by the Company during fiscal 1996 under the 401(k) Plan for the Named Officers were as follows: Mr. Bainum, Jr. $9,000; Mr. Tomasso, $1,885; Mr. Hazard, $5,161; Mr. Petitt, $5,916; and Mr. Landry, $1,752.
    Amounts contributed in cash or stock by the Company during fiscal 1996 under the Nonqualified Savings Plan for the Named Officers were as follows: Mr. Bainum, $24,543; Mr. Tomasso, $3,865; Mr. Hazard, $15,771; Mr. Petitt, $12,854; and Mr. Landry, $3,498.
(2) Mr. Bainum took an unpaid leave of absence during April and May 1994 while he devoted a substantial portion of his time exploring the possibility of seeking an elective governmental position.
(3) The value of perquisites and other compensation does not exceed the lesser of $50,000 or 10% of the amount of annual salary and bonus paid as to any of the Named Officers.
(4) Mr. Hazard and Mr. Petitt served as Co-Chairmen of Choice Hotels International, Inc. ("CHI") from January 1995 to May 31, 1996. Prior to January 1, 1995, Mr. Hazard served as Chairman and Chief Executive Officer of CHI and Mr. Petitt served as President and Chief Operating Officer of CHI.
(5) Prior to January 1, 1995, Mr. Landry served as President of the Manor Care Hotel Division. On January 1, 1995, he also became President of CHI.

 The following tables set forth certain information at May 31, 1996, and for the fiscal year then ended concerning stock options granted to the Named Offi-cers. All Common Stock figures and exercise prices have been adjusted to re-flect stock dividends and stock splits effective in prior fiscal years.

                      STOCK OPTION GRANTS IN FISCAL 1996

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE OF ASSUMED
                                                                       ANNUAL RATE OF STOCK
                                                                        PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                  FOR OPTION TERM(1)
                       ----------------------------------------------- ---------------------
                                  PERCENTAGE OF
                                  TOTAL OPTIONS
                       NUMBER OF  GRANTED TO ALL  EXERCISE
                        OPTIONS    EMPLOYEES IN  BASE PRICE EXPIRATION
 NAME                   GRANTED    FISCAL 1996   PER SHARE     DATE      5%(3)      10%(4)
 ----                  ---------  -------------- ---------- ---------- ---------- ----------
Stewart Bainum, Jr.    60,000 (2)      10.5%       $30.31   6/21/2005  $1,143,600 $2,898,600
Donald C. Tomasso      50,000 (2)       8.8%       $30.31   6/21/2005  $  953,000 $2,415,500
Robert C. Hazard, Jr.      -            -            -          -          -          -
Gerald W. Petitt           -            -            -          -          -          -
Donald J. Landry           -            -            -          -          -          -

- ----------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the Company's stock price. Since options are granted at market price, a zero percent gain in the stock price will result in no realizable value to the optionees.
(2) The options granted to Mr. Bainum, Jr. and Mr. Tomasso vest at the rate of 20% per year commencing on the first through the fifth anniversary of the date of the stock option grant.
(3) A 5% per year appreciation in stock price from $30.31 per share yields
    $49.37.
(4) A 10% per year appreciation in stock price from $30.31 per share yields $78.62.

     AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND YEAR-END OPTION VALUES

                                                  NUMBER OF UNEXERCISED
                                                 OPTIONS AT MAY 31, 1996
                                                                            VALUE OF UNEXERCISED
                       SHARES ACQUIRED  VALUE                              IN-THE-MONEY OPTIONS AT
                         ON EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE     MAY 31, 1996 (1)
                       --------------- -------- ----------- ------------- -------------------------
                              #           $          #            $       EXERCISABLE UNEXERCISABLE
                       --------------- -------- ----------- ------------- ----------- -------------
Stewart Bainum, Jr.             -             -   635,500      229,500    $17,236,482  $4,688,063
Donald C. Tomasso               -             -    54,500      180,500      1,262,028   3,164,179
Robert C. Hazard, Jr.           -             -    78,000       34,500      2,281,770   1,034,130
Gerald W. Petitt           18,300      $398,868    39,500       34,500      1,184,330   1,034,130
Donald J. Landry                -             -    37,000      185,000        810,190   2,666,945

- ----------------
(1) The closing price of the Company's Common Stock as reported by the New York Stock Exchange on May 31, 1996, was $39.00. The value is calculated on the basis of the difference between the option exercise price and such closing price multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS
 Under the terms of an employment agreement among Mr. Landry, the Company and CHI, his annual salary is presently $404,250 with annual cost-of-living in-creases. The agreement extends through November 30, 1999. Mr. Landry serves as President of the Manor Care Hotel Division and President of CHI. The agreement provides for an annual bonus of up to 55% of his base compensation based in part on performance of the Company and based in part on performance (including a customer satisfaction component) of the Lodging Division, which consists of both the Manor Care Hotel Division and CHI.
 As of June 1, 1996, each of Mr. Hazard and Mr. Petitt has entered into an agreement with CHI pursuant to which each of Mr. Hazard and Mr. Petitt will remain an unpaid employee of CHI until May 31, 1997, and options to purchase up to 5,000 shares of the Company's Common Stock, which were previously granted and are presently outstanding, will vest ratably beginning June 1, 1996, and ending May 31, 1997.

RETIREMENT PLANS
 In February 1985, the Board of Directors adopted the Supplemental Executive Retirement Plan (the "SERP"). Participants are selected by the Board and are at the level of Senior Vice President or above. A total of ten officers of the Company, including all of the Named Officers have been selected to participate in the SERP.
 Participants in the SERP will receive a monthly benefit for life based upon final average salary and years of service. Final average salary is the average of the monthly base salary, excluding bonuses or commissions, earned in a 60 month period out of the 120 months of employment, which produces the highest average, prior to the first occurring of the early retirement date or the nor-mal retirement date. The normal retirement age is 65, and participants must have a minimum of 15 years of service. Participants may retire at age 60 and may elect to receive reduced benefits commencing prior to age 65, each subject to Board approval. All of the Named Officers who are participants, except for Mr. Hazard, are age 55 or younger, so that none of their compensation reported above would be included in the final average salary calculation.
 Assuming that the following officers continue to be employed by the Company until they reach age 65, their credited years of service would be as follows:

                                     CURRENT YEARS                     YEARS OF SERVICE
      NAME OF INDIVIDUAL              OF SERVICE                          AT AGE 65
      ------------------             -------------                     ----------------
      Stewart Bainum, Jr.                22.5                                 38
      Donald C. Tomasso                     5                                 19
      Donald J. Landry                      4                                 22

 The table below sets forth estimated annual benefits payable upon retirement to persons in specified compensation and years of service classifications. These benefits are straight life annuity amounts, although participants have the option of selecting a joint and 50% survivor annuity or ten-year certain payments. The benefits are not subject to offset for Social Security and other amounts.

                                      YEARS OF SERVICE/BENEFIT AS
                                   PERCENTAGE OF FINAL AVERAGE SALARY
                            ---------------------------------------------------------------
                                                                                  25 OR
      REMUNERATION            15/15%                  20/22.5%                  MORE/30%
      ------------          ----------               ------------              ------------
        $300,000            $   45,000               $    67,500               $    90,000
         350,000                52,500                    78,750                   105,000
         400,000                60,000                    90,000                   120,000
         450,000                67,500                   101,250                   135,000
         500,000                75,000                   112,500                   150,000
         600,000                90,000                   135,000                   180,000

 Effective January 1, 1992, the Company established the Manor Care, Inc. Re-tirement Savings and Investment Plan (the "401(k) Plan"), a defined contribu-tion retirement, savings and investment plan for its employees and the employ-ees of its participating affiliated companies. The 401(k) Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and includes a cash or deferred arrangement under Section 401(k) of the

Code. All employees age 21 or over and who have worked for the Company for a twelve month period during which such employee completed at least 1,000 hours are eligible to participate. Subject to certain non-discrimination require-ments, each employee may contribute an amount to the 401(k) Plan on a pre-tax basis up to 15% of the employee's salary, but not more than the current fed-eral limit of $9,500. The Company will match contributions made by its employ-ees subject to certain limitations described in greater detail below. The amount of the match will be equal to a percentage of the amount of salary re-duction contribution made on behalf of a participant during the plan year based upon a formula that involves the profits of the Company for the year and the number of years of service of the participant. In no event will the Com-pany make a matching contribution which exceeds 6% of a participant's salary. Amounts contributed by the Company pursuant to the 401(k) Plan for the Named Officers for the three fiscal years ended May 31, 1996, 1995 and 1994 are in-cluded in the Summary Compensation Table under the column headed "All Other Compensation".
 Effective January 1, 1992, the Company adopted the Manor Care, Inc. Nonquali-fied Retirement Savings and Investment Plan (the "Nonqualified Savings Plan"). Certain select highly compensated members of management of the Company are el-igible to participate in the Plan. The Nonqualified Savings Plan mirrors the provisions of the 401(k) Plan, to the extent feasible, and is intended to pro-vide the participants with a pre-tax savings vehicle to the extent that pre-tax savings are limited under the 401(k) Plan as a result of various govern-mental regulations, such as non-discrimination testing. All of the Named Offi-cers have elected to participate in the Nonqualified Savings Plan. Amounts contributed by the Company under the Nonqualified Savings Plan for fiscal years ended May 31, 1996, 1995 and 1994 for the Named Officers are included in the Summary Compensation Table under the column headed "All Other Compensa-tion."
 The Company match under the 401(k) Plan and the Nonqualified Savings Plan is limited to a maximum aggregate of 6% of the annual salary of a participant. Effective December 1993, participants were given the right to elect to receive the Company matching contribution either in Company stock or cash or a combi-nation. Likewise, participant contributions under the two plans may not exceed the aggregate of 15% of the annual salary of a participant.
 Effective January 1, 1992, the Company adopted a non-contributory Cash Accu-mulation Retirement Plan (the "CARP") maintained by the Company for its em-ployees and those employees of its participating affiliated companies. The CARP is qualified under Section 401(a) of the Code. All employees age 21 or over and who have worked for the Company for a twelve month period during which such employee completed at least 1,000 hours are automatically members of the CARP. Each year the account of each employee is adjusted to reflect in-terest at a rate calculated in accordance with the CARP. Amounts accrued under the CARP become fully vested after five years of service. On July 2, 1996, the Board of Directors voted to not allow any new participants in the CARP after August 15, 1996, and to discontinue the annual benefit accrual by the Company after December 31, 1996. However, the interest will continue on the balance of a participating employee's account. Until December 31, 1996, the annual bene-fit accrual made by the Company will continue to be based on salary as fol-lows:

                    BASE PERCENTAGE     BASE PERCENTAGE     BASE PERCENTAGE
                  IF AGE PLUS SERVICE IF AGE PLUS SERVICE IF AGE PLUS SERVICE
ANNUAL SALARY       IS LESS THAN 45       IS 45 TO 54        IS 55 OR MORE
- -------------     ------------------- ------------------- -------------------
First $12,000              3%                3.5%                  4%
Next $6,000                2%                2.5%                  3%
Additional
 Compensation up
 to $100,000               1%                1.5%                  2%

            COMPENSATION/KEY EXECUTIVE STOCK OPTION PLAN COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

 The compensation philosophy of Manor Care, Inc. (the "Company") is to be com-petitive with the leading service companies and selected direct competitors in the marketplace, to attract, retain and motivate a highly qualified workforce, and to provide career opportunities. The Company uses various compensation surveys, primarily conducted and evaluated by independent consultants, to pro-vide data to support the development of competitive compensation plans which reinforce this philosophy. Summary data on service companies of similar size participating in each survey are utilized as the basis for the evaluations. This is the same philosophy applied by the Compensation/Key Executive Stock Option Plan Committee and the Compensation/Key Executive Stock Option Plan Committee No. 2 ("Committee No. 2") of the Board of Directors (collectively, the "Committee") in determining compensation for the CEO and executive offi-cers. In evaluating the CEO's performance, the Committee, in addition to fi-nancial performance, considers factors important to the Company such as ethi-cal business conduct, progress against the Company's strategic plan objec-tives, management succession planning, customer service satisfaction and the general overall perception of the Company by financial leaders and customers.
 The Committee is responsible for setting and administering the policies which govern executive compensation and the stock based programs of the Company. The members of the Committee are Messrs. Robertson (Chairman), Bainum (not a mem-ber of Committee No. 2), Longfield and Malek. Mr. Bainum served as Chairman and CEO prior to March 1987.
 Compensation of the Company's officers is reviewed annually by the Committee. Changes proposed for these employees are evaluated and approved by the Commit-tee on an individual basis.
 There are three components in the Company's executive compensation program:

 1. Base salary
 2. Cash bonus
 3. Long-term incentive compensation

 The Committee continues to believe that compensation for the CEO and other executive officers should be weighted in favor of more "pay at risk" or "vari-able pay."

BASE SALARY
 Base salary is the only component that is not variable. Scope and complexity of the position as well as external market factors are used to determine base salary levels. Salary changes are based on guidelines established for all em-ployees using individual performance to determine the change. Mr. Bainum, Jr.'s base salary paid in fiscal 1996 is shown under the heading "Salary" in the Summary Compensation Table.

CASH BONUS
 A cash bonus based on return on beginning equity or business unit profit and on customer satisfaction surveys of the business unit is used to focus manage-ment's attention on profits and the effective use of Company assets.

LONG-TERM INCENTIVE COMPENSATION
 Long-term compensation has been established to:

 a.Focus attention on the Company's and stockholders' long term goals; b.Increase ownership and retention in the Company's stock.

 The Manor Care, Inc. 1995 Long-Term Incentive Plan ("Long-Term Incentive Plan") provides the Committee with the discretion to grant Restricted Shares, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights or Performance Shares as it may determine to be desirable in order to recruit and retain management and to focus the optionees on the long term goals of the Company to be more closely aligned with the interests of stockholders.
 The Committee believes the Company has an overall compensation plan which fulfills current Company philosophy and, in addition, promotes increased stockholder value through performance-based compensation.

EXECUTIVE STOCK OWNERSHIP PROGRAM
 Effective June 1, 1995, the Company established an Executive Stock Ownership program for the Chairman and the officers who report directly to the Chairman. The program requires the relevant officers to own qualifying Common Stock as a condition of employment in order to ensure a direct relationship between such executives and the stockholders. The relevant officers will be required to reach and maintain ownership of a specified amount of Common Stock within five years from the effective date of the program, or upon the fifth anniversary of employment as Chairman or a direct report officer, whichever is later. The amount of shares of Common Stock required to be owned by each officer is de-termined by the beginning base salary times a multiple which varies, depending upon the level of responsibility of the particular officer. The multiples originally varied from 1.5 to 4, but on July 2, 1996, the Board of Directors increased the multiples to 2.5 to 6 to further align the interests of the of-ficers and the stockholders.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)
 The Omnibus Budget Reconciliation Act of 1993 disallows, effective January 1, 1994, a federal income tax deduction for compensation, other than certain per-formance-based compensation, in excess of $1 million annually paid by the Com-pany to any currently serving Named Officer identified in the Summary Compen-sation Table. Stock option awards under the Key Executive Stock Option Plan of 1969, which expired in 1993, and under the Key Executive Stock Option Plan of 1993, which has been terminated, qualify as performance-based compensation and are exempt from consideration for purposes of calculating the one million dol-lar limit. With respect to the 1995 Long-Term Incentive Plan, appropriate steps have been and will continue to be taken to qualify awards made thereun-der as performance-based compensation and thus be exempt from consideration for purposes of calculating the one million dollar limit. No individual named in the Summary Compensation Table is likely to receive compensation, not in-cluding performance-based compensation, in fiscal 1997 which would be in ex-cess of $1 million. The Committee intends to monitor the Company's compensa-tion programs with respect to such laws.

            COMPENSATION/KEY EXECUTIVE STOCK OPTION PLAN COMMITTEE

                      Jerry E. Robertson, Ph.D., Chairman
               Stewart Bainum (not a member of Committee No. 2)
                             William H. Longfield
                               Frederic V. Malek

                     PERFORMANCE GRAPH-STOCKHOLDER RETURN

 The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the S&P Composite-500 Stock Index and a peer group selected by the Company for the five fiscal years ended May 31, 1996, assuming reinvest-ment of dividends.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                 AMONG MANOR CARE, INC., S&P500 AND PEER GROUP



                                     LOGO

Assumes $100 invested on June 1, 1991 in the Common Stock of Manor Care, Inc., the S&P500 Index and Peer Group Companies (weighted by market capitalization). Total return assumes reinvestment of dividends.

                                 1991     1992     1993     1994     1995     1996
                                 ----     ----     ----     ----     ----     ----
Manor Care, Inc.                 100      114      151      185      210      281
S&P 500                          100      110      123      128      154      197
Peer Group (Weighted Average)    100       98      123      179      194      260

 The peer group consists of thirteen other companies primarily involved in the Company's lines of business. Nine of the companies are involved in ownership and operation of nursing homes: Beverly Enterprises, Inc., Geriatric and Medi-cal Centers, Inc., Grancare Inc., Healthsouth Corp., Horizon/CMS Healthcare, Corp., Integrated Health Services, Inc., Mariner Health Group, Inc., National HealthCare, L.P. and Vencor, Inc. Three companies are involved in hotel fran-chising, management or ownership: Doubletree Corp., LaQuinta Motor Inns, Inc. and Red Lion Inns L.P. One company is involved in the institutional pharmacy business: Omnicare, Inc. Vencor, Inc. replaces Hillhaven Corp., which was in the peer group last year, due to the acquisition of Hillhaven Corp. by Vencor, Inc. in September. Doubletree Corp., an owner, manager and franchisor of ho-tels, replaces HFS Incorporated, which was in the peer group last year, due to the expansion by HFS Incorporated into non-lodging businesses.

                     PROPOSED APPROVAL OF MANOR CARE, INC.
           1996 NON-EMPLOYEE DIRECTOR STOCK OPTION COMPENSATION PLAN

GENERAL
 During fiscal year 1996, the Compensation/Key Executive Stock Option Plan Committee and the Board of Directors undertook a review of director compensa-tion with the objective of increasing the stock-based components of total com-pensation. The Committee and the Board of Directors believe that increasing the stock-based components of director compensation serves to encourage stock ownership by directors and to further align the interests of directors and stockholders. Based on this review, the Board of Directors adopted on July 2, 1996, the Non-Employee Director Stock Compensation Plan, subject to approval of the Non-Employee Director Stock Compensation Plan by the affirmative vote of the holders of a majority of the number of shares of Common Stock present in person or by proxy at the Annual Meeting.
 The Non-Employee Director Stock Compensation Plan authorizes the awarding of a maximum of 40,000 shares of Common Stock (subject to adjustment for stock splits and similar capital changes) to non-employee directors. Beginning in Fiscal Year 1997, and each year thereafter, each non-employee director shall be granted a number of shares of Common Stock equal to $30,000 fair market value (determined as described below). Such award shall be in lieu of all Board of Director retainer and attendance fees and shall vest 1/3 following each of the three years from the date of the award. Each award under the Non-Employee Director Stock Compensation Plan shall be evidenced by an agreement in such form as the Board of Directors shall prescribe.
 Because each of the non-employee director nominees, if elected, will partici-pate in and benefit from the Non-Employee Director Stock Compensation Plan, each of them has a personal interest in the adoption of this proposal.
 The following description of the Non-Employee Director Stock Compensation Plan is qualified in its entirety by reference to the Manor Care, Inc. 1996 Non-Employee Director Stock Compensation Plan, a copy of which is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

ADMINISTRATION
 The Non-Employee Director Stock Compensation Plan provides that it will be administered by the Board of Directors, which, through a majority of its di-rectors, shall have the power to construe and determine all questions arising under the Non-Employee Director Stock Compensation Plan. It shall also have the authority to adopt and amend such rules and regulations for the adminis-tration of the Non-Employee Director Stock Compensation Plan as it shall deem desirable.

ELIGIBILITY
 The Non-Employee Director Stock Compensation Plan is available only to direc-tors of the Company who are not employees or officers of the Company or any of its subsidiaries. The number of participants will vary with the number of non-employee directors.

RESTRICTIONS; VESTING
 At the award date, a certificate representing the shares awarded will be reg-istered in the director's name but held by the Company in a custodial account until such shares have vested (the "Restriction Period"). Subject to transfer restrictions described below, the director will have the right to vote such shares during the Restriction Period. Cash and non-cash dividends will accrue in the custodial account during the Restriction Period. The shares shall vest 1/3 after each of the three years after the award date. Except in the case of death, disability or retirement (65 years of age or failure to be re-elected at the annual meeting of shareholders), if a participant ceases to be a non-employee director for any reason prior to vesting, the unvested shares shall be forfeited and ownership shall revert to the Company. Any shares subject to an award which are forfeited or for any other reason are not issued to a di-rector will automatically be available again for use under the Non-Employee Director Stock Compensation Plan to the extent permitted under applicable se-curities laws.
 During the Restriction Period, the shares held in the custodial account may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process.

DEFERRAL
 A participant may irrevocably elect to defer payment on all or a portion of the shares held in the custodial account prior to any vesting. Any deferral shall be for a period of time which ends no sooner than the earlier of (i) a date at least 24 months from the date of such vesting or (ii) cessation of services as a non-employee director. During such deferral period, the participant will not be entitled to vote the shares or receive dividends.

FAIR MARKET VALUE
 In each fiscal year, each non-employee director shall be granted a number of shares of Common Stock equal to $30,000 fair market value. For purposes of the Non-Employee Director Stock Compensation Plan, fair market value is the mean of the high and low prices at which the Common Stock was sold on the market on the date of the award, or, if no sales occurred on such date, the mean of the high and low prices at which the Common Stock sold on the market on the next preceding date for which Common Stock was so sold.

INCOME TAX CONSEQUENCES
 The grant of restricted shares of Common Stock ("Restricted Shares") under the Non-Employee Director Stock Compensation Plan does not immediately produce taxable income to the director or a tax deduction to the Company. However, when the restrictions on ownership and transferability lapse and the Re-stricted Shares vest, the director will recognize taxable income in an amount equal to the fair market value of the Restricted Shares on that date and the Company will be entitled to a corresponding income tax deduction. However, a director may make an election within 30 days of the grant date (or within 30 days of stockholder approval of the Non-Employee Director Stock Compensation Plan for shares granted subject to such approval) under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize the fair market value of the Restricted Shares as taxable income at the time of the grant. If, however, the restrictions on ownership and transferability are not satisfied and the shares are forfeited, no taxable loss will be recognized. The director's tax basis in these shares will be the amount of income recog-nized. Dividends paid to a director are taxable income in the year received.
 At the time of any subsequent sale or other disposition of the shares, the director will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her tax basis in such shares. The capital gain or loss will be long-term or short-term, depending on the di-rector's tax holding period for such shares.

AMENDMENT AND TERMINATION
 The Board of Directors may amend, modify or terminate the Non-Employee Direc-tor Stock Compensation Plan at any time, except that (i) no such amendment shall be effective without stockholder approval if such approval is required by applicable securities laws or the applicable rules of any securities ex-change, and (ii) to the extent prohibited by applicable securities laws or the applicable rules of any securities exchange, the Non-Employee Director Stock Compensation Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended or the Employee Retirement Income Security Act of 1974, as amended.

VOTE REQUIRED
 Approval of the Non-Employee Director Stock Compensation Plan requires ap-proval by the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.
 The Board of Directors recommends a vote FOR the proposal to adopt the Manor Care, Inc. 1996 Non-Employee Director Stock Option Compensation Plan. Proxies received by the Board of Directors will be so voted unless stockholders spec-ify a contrary choice.

                             CERTAIN TRANSACTIONS

 On September 1, 1994, Manor Care, Inc. entered into a Master Aircraft Lease Agreement with Wilderness Investment Company, Inc. ("Wilderness"), a corpora-tion which is solely owned by Stewart Bainum. The lease, which permits the Company to lease from time to time a Cessna Citation VI owned by Wilderness at the rate of $1,150 per flight hour. During the 1996 fiscal year, the Company incurred a total of $100,631 for aircraft usage pursuant to the Lease.
 As of May 31, 1995, the Company purchased from Messrs. Hazard and Petitt 25 shares each, representing one-half of their shares, of CHI Common Stock. In accordance with a formula contained in an agreement dated December 20, 1994, the Company paid Messrs. Hazard and Petitt the sum of $13,683,704 each for such shares. After the transaction, Messrs. Hazard and Petitt each owned 25 shares of CHI Common Stock and the Company owned 850 shares of CHI Common Stock. As of May 31, 1996, the Company purchased from each of Mr. Hazard and Mr. Petitt his remaining 25 shares for a price of $15,197,946 to each of them.
 In the opinion of management, the foregoing transactions were on terms at least as advantageous to the Company as could have been obtained from non-af-filiated persons.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

 Arthur Andersen & Co. has been the Company's independent public accountants since June 1976. In the Spring of 1997, the Board of Directors will select the Company's independent public accountants to audit the accounts of the Company for the current fiscal year. Representatives of Arthur Andersen & Co. are ex-pected to be present at the Meeting, and will have an opportunity, if they so desire, to make a statement and will be available to respond to appropriate questions.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

 The Company's 1997 Annual Meeting is presently scheduled to be held on Sep-tember 29, 1997. Stockholder proposals must be submitted to the Secretary no later than April 29, 1997, in order to be eligible for inclusion in the Company's proxy materials for such meeting.

                                OTHER BUSINESS

 As of the date of the Proxy Statement, management does not know of any busi-ness other than that mentioned above which will be presented for considera-tion. However, if any other matter should properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their judgment on such matter.
 After the business session and a report to the stockholders on the progress of the Company, a discussion period will take place during which stockholders will have an opportunity to discuss matters of interest concerning the Compa-ny.


- ----------------
A COPY OF THE COMPANY'S 1996 FORM 10-K (EXCLUDING EXHIBITS) FILED WITH THE SE-CURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE TO STOCKHOLDERS, WITH-OUT CHARGE, UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF MANOR CARE, INC., 11555 DARNESTOWN ROAD, GAITHERSBURG, MARYLAND 20878. THE REPRODUC-TION COST WILL BE CHARGED IF EXHIBITS ARE REQUESTED.

                                   EXHIBIT A

                               MANOR CARE, INC.
                          1996 NON-EMPLOYEE DIRECTOR
                            STOCK COMPENSATION PLAN

 Manor Care, Inc. has adopted and established a stock compensation plan for Non- Employee Directors in accordance with the following terms and conditions.

                                  SECTION ONE
                      DESIGNATION AND PURPOSE OF THE PLAN

 A. Designation. This Plan is designated the "Manor Care, Inc. Non-Employee Director Stock Compensation Plan."
 B. Purpose. The purpose of this Plan is to increase the stock-based component of Non-Employee Director compensation so as to encourage stock ownership by Non-Employee Directors and to further align the interest of Non-Employee Di-rectors and stockholders.

                                  SECTION TWO
                                  DEFINITIONS

 As used in the Plan, the following terms mean:

  A. "Award" means restricted stock granted hereunder.
  B. "Board" means the Board of Directors of the Company.
  C. "Company" means Manor Care, Inc.
  D. "Custodial Account" means the account described in Section 7(A) herein.
  E. "Disability" means a permanent and total disability within the meaning of
 Section 22(e)(3) of the Internal Revenue Code of 1986 as amended.
  F. "Non-Employee Director" means a member of the Board of the Company who is not an employee of the Company or any of its subsidiaries.
  G. "Participant" means any Non-Employee Director who is granted an Award as provided in this Plan.
  H. "Plan" means this Non-Employee Director Stock Compensation Plan.
  I. "Retirement" means termination of service as a Director for either of the following reasons: (i) after attaining 65 years of age or (ii) failure to be re-elected as a Director by the shareholders of the Company at the Annual Meeting of Stockholders.
  J. "Stock" means the common stock of Manor Care, Inc.

                                 SECTION THREE
               EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

 The Plan shall be effective upon the approval of the Plan by a majority of the outstanding shares of Stock voted at the 1996 Annual Meeting of Stockhold-ers ("Stockholder Approval").

                                 SECTION FOUR
                          ADMINISTRATION OF THIS PLAN

 This Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of this Plan, such powers to include author-ity (within the limitation described herein) to prescribe the form of the agreement embodying Awards made under this Plan. Subject to the provisions of this Plan, the Board shall have the power to construe this Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regu-lations for the administration of this Plan as it may deem desirable. Any de-cision of the Board in the administration of this Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

                                 SECTION FIVE
                       GRANT OF AWARDS AND LIMITATION OF
                       NUMBER OF SHARES SUBJECT TO AWARD

 A. Compensation in Common Stock. Subject to stockholder approval, effective as of the 1996 Annual Meeting of Stockholders and as of each annual meeting thereafter, upon election as a Non-Employee Director at each such meeting, each Non-Employee Director shall be granted a number of shares equal to $30,000 fair market value (as determined in accordance with Section 5(B) be-low) of Stock on the date of each annual meeting. Such Award shall be in lieu of all Board retainer and Board attendance fees.
 B. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Award shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the mean of the high and low prices at which the Stock was sold on the market on the next preceding date for which the Stock was so sold.
 C. Fractions of Shares. Whenever under the terms of the Plan fractional shares would be required to be issued, the fractional shares shall be rounded up to the next full share.
 D. Total Number of Shares. Subject to any adjustment pursuant to Section 8, the total number of shares of Stock which may be awarded under this Plan is 40,000 shares. The maximum number of shares authorized may be increased from time to time by approval of the Board and, if required pursuant to Rule 16-3 of the Securities and Exchange Commission or its successors or the applicable rules of any stock exchange, the stockholders of the Company.
 To the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan. Shares de-livered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open mar-ket (including private purchases) in accordance with applicable securities laws.
 E. Insufficient Number of Shares. In the event that the number of shares of Stock available for future Awards under this Plan is insufficient to make all Awards required to be made on any date, then all Participants entitled to an Award on such date shall share ratably in the number of shares of Stock which may be included in Awards granted to Participants under this Plan.

                                  SECTION SIX
                                  ELIGIBILITY

 Each Non-Employee Director shall be eligible to receive an Award in accor-dance with Section Five. Each Award granted under this Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Plan and shall comply with the terms and conditions set forth in Section 7. Such an agreement shall incorporate the provisions of this Plan by reference.

                                 SECTION SEVEN
                            RESTRICTIONS ON SHARES

 A. Custodial Account. The shares shall be held by the Company in a Custodial Account on behalf of the Participant until such time as the shares have vested pursuant to the terms of Section 7(B) of this Plan.
 B. Vesting. The shares held by the Company shall remain in the Custodial Ac-count until vesting which shall occur (a) to the extent of one-third of the total number of shares, subject to an Award following the expiration of one year from the date of the Award, (b) to the extent of an additional one-third following the expiration of two years from the date of the Award, and (c) to the extent of an additional one-third following the expiration of three years from the date of the Award.
 Upon vesting, the shares shall be distributed to the Participant within a reasonable period of time not to exceed ninety (90) days from the date of vesting and the Custodial Account shall be terminated as to such shares.
 C. Forfeiture. Subject to Section 7(E) below, if the Participant ceases to be a Non-Employee Director for any reason prior to vesting, the Participant shall forfeit the shares, and the Custodial Account shall be terminated. Ownership of the forfeited shares shall revert back to the Company.
 D. No Assignment. The shares granted under the Plan, while held by the Com-pany pursuant to the Custodial Account, shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or other-wise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of the shares, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such rights and privi-leges, the Participant shall forfeit the shares and ownership of the forfeited shares shall revert back to the Company.
 E. Death, Disability and Board Retirement. A Participant who ceases to serve on the Board by reason of (i) death, (ii) Disability, or (iii) Retirement, shall be vested in his or her entire Award notwithstanding the limitation of
Section 7(B) above.

                                 SECTION EIGHT
                         CHANGES IN CAPITAL STRUCTURE

 In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Com-pany, the Board shall make adjustments, determined by the Board in its discre-tion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section 5 of this Plan and as to the number and kind of securities covered by each outstanding Award and, where applicable, the price per share thereunder.

                                 SECTION NINE
                            RIGHTS AS A STOCKHOLDER

 The Participant shall be entitled to vote the shares held by the Company in the Custodial Account. Any cash or non-cash dividend payable with respect to shares held in the Custodial Account will remain in the Custodial Account sub-ject to risk of forfeiture until such time as the shares with respect to which such cash or non-cash dividend, as the case may be, was declared is either distributed to the Participant or forfeited by the Participant.
 Notwithstanding anything to the contrary contained herein, no Stock or cash dividends shall be transferred by the Company to a Custodial Account prior to the date of Stockholder Approval, and no Non-Employee Director shall be enti-tled to any rights as a stockholder with respect to any Stock granted hereun-der, including, without limitation voting rights until such Stock has been transferred to a Custodial Account.

                                  SECTION TEN
                                     TITLE

 Subject to Section 13 herein, the shares held by the Company in a Custodial Account shall be held in the name of the Participant, is either distributed to the Participant or forfeited by the Participant.
 Notwithstanding anything to the contrary contained herein, no Stock or cash dividends shall be transferred by the Company to a Custodial Account prior to the date of Stockholder Approval, and no Non-Employee Director shall be enti-tled to any rights as a stockholder with respect to any Stock granted hereun-der, including, without limitation voting rights until such Stock has been transferred to a Custodial Account.

                                  SECTION TEN
                                     TITLE

 Subject to Section 13 herein, the shares held by the Company shall be held in the name of the Participant. Such shares shall at all times remain in the Com-pany Custodial Account until they have been (i) forfeited by the Participant,
(ii) distributed to the Participant, or (iii) transferred to a grantor "Rabbi Trust" in accordance with the provisions of Section 13.

                                SECTION ELEVEN
                                 RISK OF LOSS

 The Participant agrees to assume all risks in connection with any decrease in the value of the shares granted to the Participant placed into the Custodial Account for the benefit of the Participant.

                                SECTION TWELVE
                               NOTICE TO COMPANY

 The Participant shall notify the Company immediately if he or she elects to make an election under Section 83(b) of the Internal Revenue Code or upon the occurrence of any other event resulting in the value of the shares being in-cluded in the Participant's gross income prior to vesting.

                               SECTION THIRTEEN
                                   DEFERRAL

 Participant, provided he or she has not made the election referred to in Sec-tion 12 herein, may elect by written notice to defer payment on all or a por-tion of the shares held in the Custodial Account prior to any vesting, subject to the following conditions:
 A. Such election shall be irrevocable. An election to defer payment shall be made at least sixty (60) days prior to any vesting for which the election to defer payment is made. Participant may elect to defer the receipt of the shares held in the Custodial Account prior to any vesting for a period of time which ends no sooner than the earlier of (i) a date at least twenty-four (24) months from the date of any such vesting or (ii) cessation of service as a Non-Employee Director. During such deferral period, Participant shall not be entitled to (i) vote the shares granted to him or her for which a deferral has been elected, and (ii) currently receive cash dividends or non-cash dividends.
 B. The Company shall establish a grantor "Rabbi Trust" and shall establish thereunder on behalf of the Participant upon a deferral election a liability account (the "Deferred Compensation Account") which shall be credited with any shares, cash dividends, and non-cash dividends subject to such deferral elec-tion. Any shares transferred from the Custodial Account to the Deferred Com-pensation Account shall be retitled and held in the name of the trustee of the grantor "Rabbi Trust".
 C. There shall be credited to the Deferred Compensation Account an additional amount with respect to the cash dividends (i.e., in addition to the items credited pursuant to paragraph (B) hereof) equal to the earnings generated through the investment of the cash dividends by the trustee of the grantor trust.
 D. The Company will provide an annual statement of the Deferred Compensation Account to the Participant showing amounts credited to his or her account in accordance with paragraph (C).
 E. Nothing contained in this Plan and no action taken pursuant to the provi-sions of this Plan shall create or be construed to create a trust of any kind other than a grantor "Rabbi Trust", or a fiduciary relationship between the Company and the Participant, his or her designated beneficiary or any other person. Any amounts deferred under the provisions of this Plan shall continue for all purposes to be a part of the general assets of the Company. To the ex-tent that Participant acquires a right to receive payment from the Company un-der this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
 F. The right of the Company or any other person to the payment of deferred compensation or other benefits under this Plan shall not be assigned, trans-ferred, pledged, or encumbered except by will or by the laws of descent and distribution.

                               SECTION FOURTEEN
                                    GENDER

 Where applicable, words in the feminine shall include the masculine, words in the neuter shall include the masculine and feminine, and words in the singular shall include the plural, and vice versa.

                                SECTION FIFTEEN
                                  SUCCESSORS

 This Plan shall be binding upon and inure to the benefit of the Company and its subsidiaries, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

                                SECTION SIXTEEN
                      NO RIGHT TO CONTINUE AS A DIRECTOR

 Neither the Plan, nor the granting of an Award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or un-derstanding, express or implied, that the Company will retain aNon-Employee Director for any period of time, or at any particular rate of compensation. Nothing in this Plan shall in any way limit or affect the right of the Board or the stockholders of the Company to remove any Non-Employee Director or oth-erwise terminate his or her service as a director of the Company.

                               SECTION SEVENTEEN
                           MISCELLANEOUS PROVISIONS

 A. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock is-sued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advis-able to ensure such exempt status.
 B. Governing Law. All matters relating to the Plan or to Awards granted here-under shall be governed by the laws of the State of Maryland, without regard to its principles of conflict of laws.
 C. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                               SECTION EIGHTEEN
                           AMENDMENT AND TERMINATION

 This Plan may be terminated or amended at any time and from time to time by the Board as the Board shall deem advisable provided, however, that (a) no such amendment shall be effective without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or its successors, or the applicable rules of any securities exchange, and (b) to the extent prohibited by such Rule 16b-3 or its successors, the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Rev-enue Code of 1986, as amended, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations there-under. No modification or amendment of this Plan shall, without the written consent of the Participant, materially and adversely affect his or her rights under this Plan.

                               MANOR CARE, INC.
              11555 Darnestown Road, Gaithersburg, Maryland 20878
          This Proxy is Solicited on Behalf of the Board of Directors

                  PROXY FOR ANNUAL MEETING SEPTEMBER 30, 1996

     This undersigned hereby appoints JERRY E. ROBERTSON and FREDERIC V. MALEK, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of MANOR CARE, INC. to be held in the Auditorium of the Manor Care Corporate offices, 11555 Darmestown Road, Gaithersburg, Maryland, on Monday, September 30, 1996 at 9:00 a.m. and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated on the reverse side.

               (Continued and to be signed on the reverse side)



                            *FOLD AND DETACH HERE*

The Board of Directors recommends a vote FOR items (1) and (2).

1.  ELECTION OF DIRECTORS

        FOR all nominees               WITHHOLD AUTHORITY
         listed below        to vote FOR all nominees listed below



S. BAINUM, JR., S. BAINUM, R.E. HERZLINGER, W.H. LONGFIELD, F.V. MALEK, J.E. ROBERTSON, Ph.D., KENNETT L. SIMMONS

(Instructions: to withhold authority to vote for any individual nomiee, write that nomiee's name in the space provided below.)


________________________________________________________________________________

                                                   FOR      AGAINST     ABSTAIN
(2) Approval of the Manor Care, Inc. 1996
    Non-Employee Director Stock Compensation
    Plan

(3) In their discretion, upon such other business as may properly come before the meeting.


If you plan to attend the Annual Meeting of Stockholders, please mark the following box and promptly return this Proxy Card.


                            This proxy, when properly executed, will be used in
                            the manner directed herein by the undersigned
                            stockholder. If not otherwise specified, the shares
                            represented by this proxy will be voted FOR items
                            (1) and (2), and for and in accordance with the
                            discretion of the persons named as proxies as to
        --------            such other matters as may properly come before the
               |            meeting, or at any and all adjournments therof.
               |
               |            Dated:________________________________________, 1996

                            ____________________________________________________
                                                  Signature

                            ____________________________________________________
                                                  Signature

                            (Signature should agree exactly with the name or names appearing above. Joint owners should both sign. In signing as attorney, administrator, executor, guardian or trustee, please set forth your full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.)


                            *FOLD AND DETACH HERE*